As filed with the Securities and Exchange Commission on September 11, 2017
Registration No. 333‑____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S‑8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________
PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0484934 (I.R.S. Employer Identification No.)

333 North Canyons Parkway Livermore, California (Address of principal executive offices)	94551 (Zip Code)
Amended and Restated 2012 Stock Incentive Plan
(Full title of the plans)
Lisa C. Im Chief Executive Officer 333 North Canyons Parkway Livermore, California 94551 (925) 960-4800 (Name, address and telephone number of agent for service)	Copy to: Blair W. White, Esq. David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, California 94111 (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐      Accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)
Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. *

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.0001
-To be issued under the Amended and Restated 2012 Stock Incentive Plan	4,000,000	$1.76	$7,040,000	$815.94
Total	4,000,000		$7,040,000	$815.94

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued under the Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”), as a result of the anti-dilution and other adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s Common Stock.
(2) Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on September 7, 2017.
(3) Computed in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the common stock as reported on the Nasdaq Stock Market on September 7, 2017.
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REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 4,000,000 shares of the Common Stock of Performant Financial Corporation (the “Registrant”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on August 11, 2015 (File No. 333-206295) and the Registration Statement on Form S-8 filed by the Registrant with the SEC on October 31, 2012 (File No. 333-184657) and hereby deems the contents of those Registration Statements, together with all exhibits filed therewith or incorporated therein by reference, to be a part of this Registration Statement, except as otherwise updated or modified herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:
(a)    our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
(b)    our quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017;
(c)    our Current Reports on Form 8-K filed with the Commission on March 28, 2017, March 29, 2017, April 12, 2017, May 9, 2017 (Item 1.01 only), June 12, 2017, June 19, 2017, July 13, 2017 and August 17, 2017; and
(d)    the description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8‑A, filed on August 8, 2012 (File No. 001-35628) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Unless expressly incorporated into this Registration Statement, reports furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on this 11th day of September, 2017.
PERFORMANT FINANCIAL CORPORATION

By: /s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa C. Im and Ian Johnston and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S‑8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Lisa C. Im Lisa C. Im	Chief Executive Officer (Principal Executive Officer) and Board Chair	September 11, 2017
/s/ Ian. Johnston Ian Johnston	Vice President and Chief Accounting Officer (Principal Financial Officer)	September 11, 2017
/s/ Todd R. Ford Todd R. Ford	Director	September 11, 2017
/s/ Brian P. Golson Brian P. Golson	Director	September 11, 2017
/s/ William D. Hansen William D. Hansen	Director	September 11, 2017
/s/ Bruce Hansen Bruce Hansen	Director	September 11, 2017
/s/ Bradley F. Fluegel Bradley F. Fluegel	Director	September 11, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Form S-8)